Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
– Q3 2026 Net Revenue of $863 million; GAAP Net Loss of $22 million; Diluted Loss per Share of $(0.06) –
– Adjusted EBITDA of $207 million; Adjusted Diluted EPS of $0.26 –
– Updating 2026 Full Year Guidance –

BRIDGEWATER, NJ, November 3, 2026 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the third quarter ended September 30, 2026.

“Amneal delivered another quarter of strong, broad-based performance, enabling us to increase our 2026 guidance once more. As we prepare to enter 2027, our financial performance is accelerating driven by a number of key catalysts and new launches, including Women’s Health patches, biosimilars, injectables such as lanreotide, CREXONT®, and BREKIYA® autoinjector. The Kashiv integration is proceeding well, and we are excited about the long-term growth potential in biosimilars. With the breadth and depth of opportunities across our portfolio, we remain highly confident in Amneal’s robust growth outlook,” said Chirag and Chintu Patel, Co-Founders and Co-Chief Executive Officers of Amneal.

Third Quarter 2026 Results
Net revenue in the third quarter of 2026 was $863 million, an increase of 10% compared to $785 million in the third quarter of 2025. Affordable Medicines net revenue increased 19%, driven by biosimilars, women’s health patches, and new launches. Specialty net revenue increased 20%, driven by key branded products, including CREXONT®, BREKIYA® autoinjector, and UNITHROID®. AvKARE net revenue decreased 17%, as expected, due to a non-recurring cardiovascular product launch in the prior year.

Net loss attributable to Amneal Pharmaceuticals, Inc. was $22 million in the third quarter of 2026 compared to net income of $2 million in the third quarter of 2025 as higher revenue and gross profit were more than offset by non-recurring acquisition and integration costs, and higher tax provision.

Adjusted EBITDA in the third quarter of 2026 was $207 million, an increase of 30% compared to the third quarter of 2025, reflecting higher revenue, higher gross profit, and lower operating expenses.

Diluted loss per share in the third quarter of 2026 was $(0.06) compared to diluted income per share of $0.01 for the third quarter of 2025, due to the aforementioned factors and higher share count as a result of the Kashiv acquisition. Adjusted diluted earnings per share in the third quarter of 2026 was $0.26, an increase of 53% compared to $0.17 for the third quarter of 2025.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Updating 2026 Full Year Guidance
We are increasing full year 2026 guidance for net revenue, adjusted EBITDA, and adjusted diluted EPS. The Company is also updating operating cash flow guidance, reflecting working capital, including higher inventory levels in key growth areas.

	Updated Guidance	Prior Guidance
Net revenue	$3.15 billion - $3.25 billion	$3.10 billion - $3.20 billion
Adjusted EBITDA (1)	$800 million - $815 million	$750 million - $780 million
Adjusted diluted EPS (2)	$1.04 - $1.08	$0.96 - $1.06
Operating cash flow (3)	$325 million - $375 million	$350 million - $400 million
Operating cash flow, excluding discrete items (4)	$350 million - $400 million	$375 million - $425 million
Capital expenditures (5)	~$150 million	~$150 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)Accounts for non-controlling interest in AvKARE. Assumes approximately 340 million weighted-average diluted shares outstanding for the year ending December 31, 2026.
(3)Represents cash provided by operating activities.
(4)Excludes discrete items such as opioid settlement costs of approximately $36 million and Kashiv acquisition and integration costs of approximately $40 million.
(5)Reflects estimated capital expenditures and deposits for future acquisition of property, plant, and equipment.

Amneal’s 2026 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, November 3, 2026, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 461-5787 (in the U.S.) with access code 304152835. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://help.events.q4inc.com/eahc/international-dial-in-numbers.

About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, New Jersey, is a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel, and built on the belief that innovation only matters if it’s accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Our Affordable Medicines segment spans retail generics, injectables, and biosimilars. Our Specialty segment provides branded treatments in neurology, including Parkinson’s disease and migraine, and endocrinology. Our AvKARE segment distributes pharmaceuticals and medical products to U.S. federal, retail, and institutional customers. For additional information, please visit amneal.com and follow us on LinkedIn.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding product launches; statements regarding our potential growth and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: risks related to integrating our acquisition (the “Kashiv Acquisition”) of Kashiv BioSciences, LLC (“Kashiv”) and realizing the anticipated benefits of the acquisition; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; the impact of supply chain disruption; the imposition of tariffs may adversely affect our business, results of operations and financial condition; a U.S. government shutdown could adversely impact our regulatory, operational and financial performance; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements and review processes; the impact of healthcare reform and changes in coverage and reimbursement levels and funding by governmental authorities and other third-party payers; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our dependence on third-party agreements for a portion of our product offerings; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; the impact of global economic, political or other catastrophic events; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted gross margin, adjusted operating income, net debt, gross leverage, and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results and facilitate an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as an alternative to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$862,684	$784,513	$2,381,400	$2,204,441
Cost of goods sold	528,566	510,539	1,392,661	1,388,323
Gross profit	334,118	273,974	988,739	816,118
Selling, general and administrative	139,645	137,815	427,227	380,369
Research and development	68,374	63,352	145,774	151,356
Intellectual property legal development expenses	2,193	2,437	5,822	6,221
Acquisition and integration costs	22,320	—	35,073	—
Restructuring and other charges	936	143	2,140	1,738
Change in fair value of contingent consideration	(6,000)	—	(6,000)	—
Charges for property losses and associated expenses	5,369	—	5,369	—
Charges (credit) related to legal matters, net	6,497	—	15,248	(390)
Other operating income	(631)	(117)	(8,870)	(5,239)
Operating income	95,415	70,344	366,956	282,063
Other (expense) income:
Interest expense, net	(58,913)	(62,814)	(167,317)	(184,854)
Foreign exchange (loss) gain, net	(3,174)	(3,431)	(12,924)	9,072
Loss on refinancing	(5,760)	(31,365)	(9,270)	(31,365)
(Increase) decrease in tax receivable agreement liability	(12,992)	20,808	(13,098)	5,701
Other income, net	481	1,235	1,876	3,357
Total other expense, net	(80,358)	(75,567)	(200,733)	(198,089)
Income (loss) before income taxes	15,057	(5,223)	166,223	83,974
Provision for (benefit from) income taxes	2,751	(23,355)	6,303	5,614
Net income	12,306	18,132	159,920	78,360
Less: Net income attributable to non-controlling interests	(19,762)	(15,763)	(47,458)	(41,379)
Net (loss) income attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interests	(7,456)	2,369	112,462	36,981
Accretion of redeemable non-controlling interests	(14,239)	—	(14,239)	—
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(21,695)	$2,369	$98,223	$36,981

Net income per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$(0.06)	$0.01	$0.30	$0.12
Diluted	$(0.06)	$0.01	$0.29	$0.11
Weighted-average common shares outstanding:
Basic	335,733	314,168	323,724	312,998
Diluted	335,733	324,754	335,233	323,704

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$157,399	$282,029
Restricted cash	14,174	28,842
Trade accounts receivable, net	1,016,844	895,143
Inventories	707,956	606,302
Prepaid expenses and other current assets	196,769	98,395
Related party receivables	1,876	470
Total current assets	2,095,018	1,911,181
Property, plant and equipment, net	572,634	442,950
Goodwill and intangible assets, net	2,323,728	1,158,968
Operating lease right-of-use assets	69,760	38,832
Operating lease right-of-use assets - related party	20,019	15,216
Financing lease right-of-use assets	63,255	53,328
Other assets	122,807	57,805
Total assets	$5,267,221	$3,678,280
Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable and accrued expenses	$788,831	$761,316
Current portion of liabilities for legal matters	27,534	43,256
Revolving credit facility	180,000	—
Current portion of long-term debt, net	23,933	6,761
Current portion of operating lease liabilities	14,417	8,668
Current portion of operating lease liabilities - related party	3,398	2,705
Current portion of financing lease liabilities	3,811	3,442
Related party payables - short term	18,913	55,485
Contingent consideration - related party - short term	59,000	—
Total current liabilities	1,119,837	881,633
Long-term debt, net	2,915,501	2,565,115
Operating lease liabilities	59,612	33,233
Operating lease liabilities - related party	16,635	14,195
Financing lease liabilities	65,588	54,927
Related party payables - long term	15,878	19,132
Liabilities for legal matters - long term	71,663	71,819
Contingent consideration - related party - long term	324,000	—
Other long-term liabilities	37,797	32,263
Total long-term liabilities	3,506,674	2,790,684
Redeemable non-controlling interests	109,453	77,292
Total stockholders’ equity (deficiency)	531,257	(71,329)
Total liabilities and stockholders’ equity (deficiency)	$5,267,221	$3,678,280

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$159,920	$78,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	144,250	174,345
Unrealized foreign currency loss (gain)	13,571	(8,606)
Amortization of debt issuance costs and discount	12,141	18,716
Reclassification of cash flow hedge	8,730	(1,713)
Loss on refinancing	9,270	31,365
Intangible asset impairment charges	975	22,784
Research and development equipment impairment charges	13,832	—
Non-cash property losses	5,035	—
Change in fair value of contingent consideration	(6,000)	—
Stock-based compensation	29,723	23,751
Inventory provision	64,981	59,326
Other operating charges and credits, net	4,689	3,575
Changes in assets and liabilities:
Trade accounts receivable, net	(122,423)	(110,228)
Inventories	(158,346)	(66,846)
Prepaid expenses, other current assets and other assets	(113,073)	(20,173)
Related party receivables	203	(830)
Accounts payable, accrued expenses and other liabilities	17,590	2,744
Related party payables	(34,756)	3,107
Net cash provided by operating activities	50,312	209,677
Cash flows from investing activities:
Acquisition of Kashiv, net of cash and restricted cash acquired	(421,047)	—
Purchases of property, plant and equipment	(70,659)	(48,290)
Acquisition of intangible assets	(96,603)	(12,514)
Deposits for future acquisition of property, plant and equipment	(28,376)	(7,384)
Proceeds from sale of property, plant and equipment	—	1,379
Net cash used in investing activities	(616,685)	(66,809)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(293,172)	(2,805,384)
Proceeds from issuance of debt	529,853	2,694,750
Payments of deferred financing and refinancing costs	(7,549)	(74,973)
Borrowings on revolving credit facilities	280,000	218,000
Proceeds from exercise of stock options	516	1,407
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(44,696)	(21,957)
Tax and other distributions to non-controlling interests	(29,571)	(38,825)
Proceeds from alliance party	510	5,572
Acquisition of non-controlling interest	(400)	—
Net cash provided by (used in) financing activities	435,491	(21,410)
Effect of foreign exchange rate on cash	(1,804)	(1,471)
Net decrease in cash, cash equivalents, and restricted cash	(132,686)	119,987
Cash, cash equivalents, and restricted cash - beginning of period	312,939	118,420
Cash, cash equivalents, and restricted cash - end of period	$180,253	$238,407
Cash and cash equivalents - end of period	$157,399	$201,249
Restricted cash - end of period	14,174	34,727
Long-term restricted cash included in other assets - end of period	8,680	2,431
Cash, cash equivalents, and restricted cash - end of period	$180,253	$238,407

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2026	2025	2026	2025	2025
Net income	$12,306	$18,132	$159,920	$78,360	$127,933
Adjusted to add:
Interest expense, net	58,913	62,814	167,317	184,854	241,091
Provision for (benefit from) income taxes	2,751	(23,355)	6,303	5,614	11,276
Depreciation and amortization	53,259	54,073	144,250	174,345	223,572
EBITDA (Non-GAAP)	$127,229	$111,664	$477,790	$443,173	$603,872
Adjusted to add (deduct):
Stock-based compensation expense	10,515	8,219	29,723	23,621	31,823
Acquisition, site closure, and idle facility expenses (1)	22,745	2,318	36,503	4,762	5,301
Restructuring and other charges	890	143	1,389	1,738	4,208
Loss on refinancing (2)	5,760	31,365	9,270	31,365	31,365
Amortization of acquired inventory step-up	946	—	946	—	—
Charges (credit) related to legal matters, net (3)	7,500	—	16,251	(390)	(390)
Asset impairment charges (4)	14,809	22,784	14,809	22,888	23,022
Foreign exchange loss (gain)	3,174	3,431	12,924	(9,072)	(7,635)
Change in fair value of contingent consideration (5)	(6,000)	—	(6,000)	—	—
Charges for property losses and associated expenses (6)	5,369	—	5,369	—	—
Increase (decrease) in tax receivable agreement liability	12,992	(20,808)	13,098	(5,701)	6,588
Other (7)	1,100	459	3,417	829	(9,739)
Adjusted EBITDA (Non-GAAP)	$207,029	$159,575	$615,489	$513,213	$688,415

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	September 30, 2026	December 31, 2025
Term Loan Due 2032	$2,434,263	$2,094,750
Senior Notes Due 2032	600,000	600,000
2025 Revolving Credit Facility	180,000	—
Kashiv Rupee Term Loan Facility	16,484	—
Gross debt (8)	$3,230,747	$2,694,750
Less: Cash and cash equivalents	157,399	282,029
Net debt (Non-GAAP) (9)	$3,073,348	$2,412,721

	Adjusted EBITDA (Non-GAAP)	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2025	$688,415	$688,415
Less: Nine months ended September 30, 2025	513,213
Add: Nine months ended September 30, 2026	615,489
Last twelve months ended September 30, 2026	$790,691

	Last Twelve Months Ended September 30, 2026	Year Ended December 31, 2025
Gross leverage (Non-GAAP) (10)	4.1x	3.9x

Net leverage (Non-GAAP) (11)	3.9x	3.5x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$12,306	$18,132	$159,920	$78,360
Adjusted to add (deduct):
Non-cash interest	7,098	9,163	20,779	16,908
GAAP provision for (benefit from) income taxes	2,751	(23,355)	6,303	5,614
Amortization	37,671	38,647	100,696	127,741
Stock-based compensation expense	10,515	8,219	29,723	23,621
Acquisition, site closure, and idle facility expenses (1)	22,745	2,284	36,503	4,700
Restructuring and other charges	890	143	1,389	1,731
Loss on refinancing (2)	5,760	31,365	9,270	31,365
Amortization of acquired inventory step-up	946	—	946	—
Charges (credit) related to legal matters, including interest, net (3)	8,585	—	19,152	(390)
Asset impairment charges (4)	14,809	22,784	14,809	22,888
Change in fair value of contingent consideration (5)	(6,000)	—	(6,000)	—
Charges for property losses and associated expenses (6)	5,369	—	5,369	—
Increase (decrease) in tax receivable agreement liability	12,992	(20,808)	13,098	(5,701)
Other	1,100	459	3,417	839
Provision for income taxes (12)	(28,270)	(16,868)	(90,030)	(65,722)
Net income attributable to non-controlling interests	(19,762)	(15,763)	(47,458)	(41,379)
Adjusted net income (Non-GAAP)	$89,505	$54,402	$277,886	$200,575
Weighted-average diluted shares outstanding (13)	348,448	324,754	335,233	323,704
Diluted (loss) earnings per share (GAAP)	$(0.06)	$0.01	$0.29	$0.11
Adjusted diluted earnings per share (Non-GAAP)	$0.26	$0.17	$0.83	$0.62

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)
Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2026 primarily included acquisition costs associated with the acquisition of Kashiv and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2025 and year ended December 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties.
(2)Loss on refinancing for the three and nine months ended September 30, 2026 was primarily comprised of debt issuance costs and the write-off of unamortized debt issuance costs. In February 2026, the Company entered into a repricing amendment for the Company’s Term Loan Due 2032 (the “February 2026 Repricing Amendment”), which reduced the applicable interest rate margins on such term loan. In August 2026, the Company entered into another repricing amendment for the Company’s Term Loan Due 2032 (the “August 2026 Repricing Amendment”), which further reduced the applicable interest rate margins on such term loan. Also in August 2026, the Company borrowed an additional $350.0 million under Amendment No. 4 to the Company’s Term Loan Credit Agreement (the “Incremental Term Loans”) to fund a portion of the cash consideration for the Kashiv Acquisition. The loss for the three months ended September 30, 2026 primarily reflects costs associated with the August 2026 Repricing Amendment and the Incremental Term Loans, while the loss for the nine months ended September 30, 2026 primarily reflects costs associated with the February 2026 Repricing Amendment, the August 2026 Repricing Amendment and the Incremental Term Loans. For 2025, loss on refinancing was primarily comprised of debt issuance costs associated with the portion of the Term Loan Due 2028 that was modified as part of the Company’s debt refinancing on August 1, 2025. Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for information about the Company’s debt as of December 31, 2025.
(3)For the three months ended September 30, 2026, charges related to legal matters, net were $7.5 million, primarily consisting of a charge related to government investigations of $8.0 million, partially offset by immaterial net credits related to several matters. For the nine months ended September 30, 2026, charges related to legal matters, net were $16.3 million, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date, (ii) net charges associated with antitrust class action litigation of $7.5 million, (iii) a charge related to government investigations of $8.0 million, and (iv) immaterial net charges related to several matters. For the three and nine months ended September 30, 2026, charges related to legal matters, including interest, net also included interest expense associated with the Nationwide Opioids Settlement Agreement. For additional information regarding the Nationwide Opioids Settlement Agreement and antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
(4)For the three and nine months ended September 30, 2026, impairment charges related to certain equipment used in research and development activities as a result of a change in the expected future utilization of the assets as well as an immaterial intangible asset impairment. For 2025, asset impairment charges primarily related to a Specialty segment product right for which the Company significantly reduced the cash flow forecast after receipt of a complete response letter dated July 22, 2025 from the U.S. Food and Drug Administration regarding a supplemental new drug application.
(5)During the three and nine months ended September 30, 2026, the Company recognized a $6.0 million gain related to the remeasurement of contingent consideration associated with the Kashiv Acquisition. The gain reflects the periodic remeasurement of the contingent consideration liability driven primarily by increases in the discount rate subsequent to the acquisition date.
(6)During the third week of July 2026, severe rain caused water damage to one of the Company’s facilities in India. Operations at this facility were temporarily suspended while the Company assessed the damage, completed remediation and repair activities, and restored operations. The Company concluded that certain property and equipment and inventory were damaged. The Company also incurred costs related to cleanup, repair and remediation. Accordingly, the Company recorded charges related to inventory and property losses and associated cleanup, repair and remediation costs.
(7)For the year ended December 31, 2025, the caption “other” primarily reflects a non-recurring, non-operating, non-cash gain.
(8)Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for additional information about the Company’s debt. On August 10, 2026, the Company borrowed an additional $350.0 million under its Term Loan Due 2032, with substantially the same terms as the existing term loans, primarily to finance a portion of the cash consideration for the Kashiv Acquisition. Additionally, in connection with the Kashiv Acquisition, the Company assumed the Kashiv Rupee Term Loan Facility. The Company repaid the facility in full and terminated it on October 1, 2026.
(9)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(10)Gross leverage was calculated by dividing gross debt as of September 30, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended September 30, 2026 and year ended December 31, 2025, respectively.
(11)Net leverage was calculated by dividing net debt as of September 30, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended September 30, 2026 and year ended December 31, 2025, respectively.
(12)The non-GAAP effective tax rates for the three and nine months ended September 30, 2026 were 24.0% and 24.5%, respectively. The non-GAAP effective tax rates for the three and nine months ended September 30, 2025 were 23.7% and 24.7%, respectively.
(13)Weighted-average diluted shares outstanding for the three and nine months ended September 30, 2026 and 2025 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Consolidated GAAP to Non-GAAP Operating Results

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$862,684	$—	$862,684	$784,513	$—	$784,513
Cost of goods sold (1)	528,566	(38,941)	489,625	510,539	(60,683)	449,856
Gross profit	334,118	38,941	373,059	273,974	60,683	334,657
Gross margin %	38.7%		43.2%	34.9%		42.7%

Selling, general and administrative (2)	139,645	(13,055)	126,590	137,815	(11,134)	126,681
Research and development (3)	68,374	(14,683)	53,691	63,352	(2,523)	60,829
Intellectual property legal development expenses	2,193	—	2,193	2,437	—	2,437
Acquisition and integration costs (4)	22,320	(22,320)	—	—	—	—
Restructuring and other charges	936	(890)	46	143	(143)	—
Change in fair value of contingent consideration (5)	(6,000)	6,000	—	—	—	—
Charges for property losses and associated expenses (6)	5,369	(5,369)	—	—	—	—
Charges (credit) related to legal matters, net (7)	6,497	(7,500)	(1,003)	—	—	—
Other operating income	(631)	—	(631)	(117)	—	(117)
Operating income	$95,415	$96,758	$192,173	$70,344	$74,483	$144,827
(1)    Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.1 million and $0.9 million), amortization expense ($36.0 million and $36.9 million), amortization of acquired inventory step-up ($0.9 million and none), and asset impairment charges ($1.0 million and $22.8 million).
(2)    Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($8.6 million and $6.5 million), amortization expense ($2.6 million and $2.7 million), site closure costs ($0.4 million and $0.6 million), and other ($1.4 million and $1.3 million).
(3)    Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.9 million and $0.7 million), asset impairment charges ($13.8 million and none), and site closure costs (none and $1.8 million).
(4)    Acquisition and integration costs for the three months ended September 30, 2026 were primarily related to professional services fees (e.g., investment banking, legal, due diligence, financial advisory, accounting, and consulting) associated with the acquisition and integration of Kashiv.
(5)    During the three months ended September 30, 2026, the Company recognized a $6.0 million gain related to the remeasurement of contingent consideration associated with the Kashiv Acquisition. The gain reflects the periodic remeasurement of the contingent consideration liability driven primarily by increases in the discount rate subsequent to the acquisition date.
(6)    During the third week of July 2026, severe rain caused water damage to one of the Company’s facilities in India. Operations at this facility were temporarily suspended while the Company assessed the damage, completed remediation and repair activities, and restored operations. The Company concluded that certain property and equipment and inventory were damaged. The Company also incurred costs related to cleanup, repair and remediation. Accordingly, the Company recorded charges related to inventory and property losses and associated cleanup, repair and remediation costs.
(7)    Adjustments to charges (credit) related to legal matters, net were $7.5 million for the three months ended September 30, 2026, primarily consisting of a charge related to government investigations of $8.0 million, partially offset by immaterial net credits related to several matters.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Consolidated GAAP to Non-GAAP Operating Results

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$2,381,400	$—	$2,381,400	$2,204,441	$—	$2,204,441
Cost of goods sold (1)	1,392,661	(100,569)	1,292,092	1,388,323	(148,248)	1,240,075
Gross profit	988,739	100,569	1,089,308	816,118	148,248	964,366
Gross margin %	41.5%		45.7%	37.0%		43.7%

Selling, general and administrative (2)	427,227	(38,117)	389,110	380,369	(32,105)	348,264
Research and development (3)	145,774	(16,311)	129,463	151,356	(5,576)	145,780
Intellectual property legal development expenses	5,822	—	5,822	6,221	—	6,221
Acquisition and integration costs (4)	35,073	(35,073)	—	—	—	—
Restructuring and other charges	2,140	(1,389)	751	1,738	(1,738)	—
Change in fair value of contingent consideration (5)	(6,000)	6,000	—	—	—	—
Charges for property losses and associated expenses (6)	5,369	(5,369)	—	—	—	—
Charges (credit) related to legal matters, net (7)	15,248	(16,251)	(1,003)	(390)	390	—
Other operating income	(8,870)	—	(8,870)	(5,239)	—	(5,239)
Operating income	$366,956	$207,079	$574,035	$282,063	$187,277	$469,340
(1)    Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($3.1 million and $2.8 million), amortization expense ($95.6 million and $122.5 million), amortization of acquired inventory step-up ($0.9 million and none), and asset impairment charges ($1.0 million and $22.9 million).
(2)    Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($24.2 million and $18.4 million), amortization expense ($7.9 million and $8.1 million), site closure costs ($1.4 million and $1.6 million), and other ($4.6 million and $4.0 million).
(3)    Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.5 million and $2.4 million), asset impairment charges ($13.8 million and none), and site closure costs (none and $3.2 million).
(4)    Acquisition and integration costs for the nine months ended September 30, 2026 were primarily related to professional services fees (e.g., investment banking, legal, due diligence, financial advisory, accounting, and consulting) associated with the acquisition and integration of Kashiv.
(5)    During the nine months ended September 30, 2026, the Company recognized a $6.0 million gain related to the remeasurement of contingent consideration associated with the Kashiv Acquisition. The gain reflects the periodic remeasurement of the contingent consideration liability driven primarily by increases in the discount rate subsequent to the acquisition date.
(6)    During the third week of July 2026, severe rain caused water damage to one of the Company’s facilities in India. Operations at this facility were temporarily suspended while the Company assessed the damage, completed remediation and repair activities, and restored operations. The Company concluded that certain property and equipment and inventory were damaged. The Company also incurred costs related to cleanup, repair and remediation. Accordingly, the Company recorded charges related to inventory and property losses and associated cleanup, repair and remediation costs.
(7)    Adjustments to charges (credit) related to legal matters, net were $16.3 million for the nine months ended September 30, 2026, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date, (ii) net charges associated with antitrust class action litigation of $7.5 million, (iii) a charge related to government investigations of $8.0 million, and (iv) immaterial net charges related to several matters.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$547,109	$—	$547,109	$460,741	$—	$460,741
Cost of goods sold (2)	352,331	(20,046)	332,285	280,463	(12,075)	268,388
Gross profit	194,778	20,046	214,824	180,278	12,075	192,353
Gross margin %	35.6%		39.3%	39.1%		41.7%

Selling, general and administrative (3)	32,097	(2,857)	29,240	37,173	(2,341)	34,832
Research and development (4)	63,418	(14,553)	48,865	55,124	(679)	54,445
Intellectual property legal development expenses	2,138	—	2,138	2,378	—	2,378
Restructuring and other charges	891	(891)	—	90	(90)	—
Change in fair value of contingent consideration (5)	(6,000)	6,000	—	—	—	—
Charges for property losses and associated expenses (6)	5,334	(5,334)	—	—	—	—
Charges (credit) related to legal matters, net (7)	5,500	(7,500)	(2,000)	—	—	—
Other operating income	(631)	—	(631)	(117)	—	(117)
Operating income	$92,031	$45,181	$137,212	$85,630	$15,185	$100,815

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.1 million in each period), amortization expense ($17.0 million and $10.4 million), amortization of acquired inventory step-up ($0.9 million and none), and asset impairment charges ($1.0 million and $0.6 million).
(3)Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.4 million and $1.8 million) and site closure costs ($0.4 million and $0.5 million).
(4)Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.8 million and $0.7 million) and asset impairment charges ($13.8 million and none).
(5)For the three months ended September 30, 2026, the Company recognized a $6.0 million gain related to the remeasurement of contingent consideration associated with the Kashiv Acquisition. The gain reflects the periodic remeasurement of the contingent consideration liability driven primarily by increases in the discount rate subsequent to the acquisition date.
(6)During the third week of July 2026, severe rain caused water damage to one of the Company’s facilities in India. Operations at this facility were temporarily suspended while the Company assessed the damage, completed remediation and repair activities, and restored operations. The Company concluded that certain property and equipment and inventory were damaged. The Company also incurred costs related to cleanup, repair and remediation. Accordingly, the Company recorded charges related to inventory and property losses and associated cleanup, repair and remediation costs.
(7)Adjustments to charges (credit) related to legal matters, net were $7.5 million for the three months ended September 30, 2026, primarily consisting of a charge related to government investigations of $8.0 million, partially offset by immaterial net credits related to several matters.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,460,259	$—	$1,460,259	$1,308,874	$—	$1,308,874
Cost of goods sold (2)	867,459	(44,129)	823,330	775,742	(34,121)	741,621
Gross profit	592,800	44,129	636,929	533,132	34,121	567,253
Gross margin %	40.6%		43.6%	40.7%		43.3%

Selling, general and administrative (3)	115,782	(8,228)	107,554	105,114	(6,340)	98,774
Research and development (4)	129,727	(15,955)	113,772	128,003	(2,145)	125,858
Intellectual property legal development expenses	5,633	—	5,633	6,069	—	6,069
Restructuring and other charges	891	(891)	—	773	(773)	—
Change in fair value of contingent consideration (5)	(6,000)	6,000	—	—	—	—
Charges for property losses and associated expenses (6)	5,334	(5,334)	—	—	—	—
Charges (credit) related to legal matters, net (7)	14,251	(16,251)	(2,000)	(390)	390	—
Other operating income	(8,870)	—	(8,870)	(5,239)	—	(5,239)
Operating income	$336,052	$84,788	$420,840	$298,802	$42,989	$341,791

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($3.1 million and $2.9 million), amortization expense ($39.1 million and $30.5 million), amortization of acquired inventory step-up ($0.9 million and none), and asset impairment charges ($1.0 million and $0.7 million).
(3)Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($6.8 million and $4.7 million) and site closure costs ($1.4 million and $1.6 million).
(4)Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.2 million and $2.1 million) and asset impairment charges ($13.8 million and none).
(5)For the nine months ended September 30, 2026, the Company recognized a $6.0 million gain related to the remeasurement of contingent consideration associated with the Kashiv Acquisition. The gain reflects the periodic remeasurement of the contingent consideration liability driven primarily by increases in the discount rate subsequent to the acquisition date.
(6)During the third week of July 2026, severe rain caused water damage to one of the Company’s facilities in India. Operations at this facility were temporarily suspended while the Company assessed the damage, completed remediation and repair activities, and restored operations. The Company concluded that certain property and equipment and inventory were damaged. The Company also incurred costs related to cleanup, repair and remediation. Accordingly, the Company recorded charges related to inventory and property losses and associated cleanup, repair and remediation costs.
(7)Adjustments to charges (credit) related to legal matters, net were $16.3 million for the nine months ended September 30, 2026, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date, (ii) net charges associated with antitrust class action litigation of $7.5 million, (iii) a charge related to government investigations of $8.0 million, and (iv) immaterial net charges related to several matters.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$150,262	$—	$150,262	$125,240	$—	$125,240
Cost of goods sold (1)	46,212	(18,895)	27,317	73,808	(48,607)	25,201
Gross profit	104,050	18,895	122,945	51,432	48,607	100,039
Gross margin %	69.2%		81.8%	41.1%		79.9%

Selling, general and administrative (2)	36,969	(657)	36,312	33,580	(490)	33,090
Research and development (3)	4,956	(132)	4,824	8,228	(1,843)	6,385
Intellectual property legal development expenses	55	—	55	59	—	59
Restructuring and other charges	—	—	—	—	—	—
Charges for property losses and associated expenses	35	(35)	—	—	—	—
Charges related to legal matters, net	1,000	—	1,000	—	—	—
Operating income	$61,035	$19,719	$80,754	$9,565	$50,940	$60,505

(1)Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of amortization expense ($18.9 million and $26.5 million) and asset impairment charges (none and $22.1 million).
(2)Adjustments for the three months ended September 30, 2026 and 2025 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.1 million in each period) and site closure costs (none and $1.7 million).

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$432,822	$—	$432,822	$361,580	$—	$361,580
Cost of goods sold (1)	137,497	(56,440)	81,057	182,686	(114,127)	68,559
Gross profit	295,325	56,440	351,765	178,894	114,127	293,021
Gross margin %	68.2%		81.3%	49.5%		81.0%

Selling, general and administrative (2)	111,755	(1,847)	109,908	94,872	(1,321)	93,551
Research and development (3)	16,047	(357)	15,690	23,353	(3,430)	19,923
Intellectual property legal development expenses	189	—	189	152	—	152
Restructuring and other charges	347	(347)	—	471	(471)	—
Charges for property losses and associated expenses	35	(35)	—	—	—	—
Charges related to legal matters, net	1,000	—	1,000	—	—	—
Operating income	$165,952	$59,026	$224,978	$60,046	$119,349	$179,395

(1)Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of amortization expense ($56.4 million and $92.0 million) and asset impairment charges (none and $22.1 million).
(2)Adjustments for the nine months ended September 30, 2026 and 2025 were comprised of stock-based compensation expense.
(3)Adjustments for the nine months ended September 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.4 million and $0.3 million) and site closure costs (none and $3.1 million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$165,313	$—	$165,313	$198,532	$—	$198,532
Cost of goods sold	130,023	—	130,023	156,268	—	156,268
Gross profit	35,290	—	35,290	42,264	—	42,264
Gross margin %	21.3%		21.3%	21.3%		21.3%

Selling, general and administrative (2)	17,919	(2,647)	15,272	15,234	(2,699)	12,535
Operating income	$17,371	$2,647	$20,018	$27,030	$2,699	$29,729

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended September 30, 2026 and 2025 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$488,319	$—	$488,319	$533,987	$—	$533,987
Cost of goods sold	387,705	—	387,705	429,895	—	429,895
Gross profit	100,614	—	100,614	104,092	—	104,092
Gross margin %	20.6%		20.6%	19.5%		19.5%

Selling, general and administrative (2)	51,512	(7,943)	43,569	46,007	(8,099)	37,908
Operating income	$49,102	$7,943	$57,045	$58,085	$8,099	$66,184

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the nine months ended September 30, 2026 and 2025 were comprised of amortization expense.